CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.21

WORK ORDER

THIS WORK ORDER, dated November 15, 2022 (this “Work Order”) is by and between Invivyd, Inc. (“Invivyd” or the “Company”) and Population Health Partners, L.P. (“PHP”), and upon execution will be incorporated into the Master Services Agreement, dated as of November 15, 2022 between Invivyd and PHP (the “Agreement”). Capitalized terms in this Work Order will have the same meaning as set forth in the Agreement. All terms and conditions of the Agreement will apply to this Work Order. To the extent that there is a conflict between a provision in this Work Order and a provision in the Agreement, the provisions in the Agreement shall govern. Invivyd hereby engages PHP as follows:

1.
Services and Deliverables.

See Work Order, Exhibit A, attached

2. PHP Contacts.

[***]

[***]

[***]

3.
Invivyd Contacts.

[***]

[***]

4.
Cash compensation. The total cash compensation due to PHP for Services under this Work Order will not exceed $[***] without Invivyd’s prior written approval.

Invoices should reference this Work Order or purchase order number provided to PHP and be emailed to AP@Invivyd.com.

The parties have caused this Work Order to be executed by their duly authorized representatives as of the date above.

INVIVYD, INC. POPULATION HEALTH PARTNERS, L.P.

By: Population Health Partners GP, LLC,
its General Partner

By /s/ David Hering By /s/ Chris Cox

Print Name David Hering Print Name Chris Cox

Title CEO Title Managing Member

duly authorized duly authorized

Date 11/15/2022 Date 11/15/2022

WORK ORDER

EXHBIT A

[***]

Work Order Terms and Conditions

Term

This Work Order is effective for six (6) months from the Effective Date (the “Term of the Work Order”). Invivyd and PHP may extend the Term of the Work Order upon written agreement.

Fee Structure

Cash Fee

PHP’s fee for the Services and Deliverables provided under this Work Order shall be $500,000 per month, payable in accordance with Payments and Reimbursements, below. For the avoidance of doubt, PHP’s fee shall total an aggregate of $3,000,000 over the Term of the Work Order (the “Aggregate Fee”). In the event that (a) Invivyd terminates this Work Order for any reason other than material breach by PHP pursuant to the terms of the Agreement, or (b) PHP terminates this Work Order due to material breach by Invivyd pursuant to Section 8.2(a) or Section 8.2(b) of the Agreement, in each case, Invivyd shall pay to PHP the balance of the Aggregate Fee as of the date this Work Order is so terminated.

Payment and Reimbursements

PHP shall submit an invoice to Invivyd related to the Services and Deliverables provided to Invivyd and any appropriate, reimbursable expenses. Invivyd will issue payment for the invoice within forty-five (45) days of receipt of an invoice. All invoices shall be submitted and paid in accordance with Section 4 of the Agreement. Invivyd will reimburse PHP for actual reasonable, appropriate and documented business expenses in accordance with the terms of the applicable Work Order; provided, however, consistent with Section 4.2 of the Agreement, Invivyd will have no obligation to reimburse expenses that are (a) not approved in advance and in writing or (b) submitted to Invivyd more than ninety (90) days from the date such expense is incurred.

Equity Grant

Invivyd and PHP executed a Common Stock Purchase Warrant (the “Warrant”) on November 15, 2022, in conjunction with this Work Order. The Warrant is attached as Exhibit 1 to this Work Order, and the terms of the Warrant are incorporated herein by reference.

WORK ORDER

EXHBIT 1

[Filed separately]